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                                                                    EXHIBIT 23.2



                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the use in this Registration Statement on Form F-1 of Pearson plc of our reports dated June 17, 1998 relating to the carve-out financial statements of Simon & Schuster (Excluding Consumer), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP
New York, New York
August 8, 2000